UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  August 26, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 26, 2016, ITT Educational Services, Inc. (the “Company”) received a letter from Chubb (the “Chubb Letter”), whereby Ace American Insurance Company, on behalf of itself and the other insurance companies (the “Sureties”) named in the Agreement of Indemnity entered into by the Company on August 19, 2003 (the “GAI”), makes demand on the Company to post collateral in the amount of $19.8 million (which is equal to 100% of the outstanding amount of the Surety Bonds (defined below)) in the form of an acceptable irrevocable letter of credit.  The GAI had been entered into by the Company to induce the Sureties to execute surety bonds for the Company from time to time that are required by various education authorities that regulate the Company (the “Surety Bonds”).

In connection with the Chubb Letter, Chubb also provided notice that it plans to issue notices of cancellation on all of the Surety Bonds, starting with the largest first.  Most of the Surety Bonds contain a 30-day cancellation provision.  Chubb indicated that the cancellation notices are rescindable should the Company demonstrate that it will be able to operate in a fiscally responsible fashion in the absence of federal student financial aid as noted in the U.S. Department of Education’s (“ED”) letter to the Company of August 25, 2016, in addition to the additional security the Company is required to post to the ED.  If the Surety Bonds are rescinded and the Company does not maintain an acceptable surety bond for those ITT Technical Institutes where a surety bond is required, the certificate or license for those ITT Technical Institutes can be suspended, invalidated or revoked by the applicable state education agency.

The Company is currently reviewing this demand and its potential impact on the business.

Item 7.01.                      Regulation FD Disclosure.

As disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 26, 2016, the Company received a letter from the ED (the “ED Letter”) on August 25, 2016.  The ED Letter imposed a number of new sanctions and requirements on the Company, including, without limitation, requiring the Company to provide an additional surety amount of $152.9 million to the ED within 30 days, subjecting the ITT Technical Institutes to the Heightened Cash Monitoring 2 method of payment under the federal student financial aid programs under Title IV (the “Title IV Program”) and restricting all ITT Technical Institutes from enrolling or beginning classes for any new students who may receive Title IV Program funds.  The Company is continuing to evaluate all options available to it related to the ED Letter, and has contacted the ED to request that the ED consider possible alternatives to the ED’s positions and requirements as stated in the ED Letter.  The Company cannot provide any assurance that the ED will respond to the Company’s requests in a favorable manner or at all.

The ITT Technical Institutes generally operate on an academic schedule for education programs of study on the basis of four 12-week academic quarters in a calendar year, with new students beginning at the start of each academic quarter.  The scheduled last day of classes for the current academic quarter is September 2, 2016, and the ED Letter did not have any impact on the completion of that academic quarter by ITT Technical Institute students.  The next academic quarter for the ITT Technical Institutes was scheduled to begin on September 12, 2016.  However, because only a small number, if any, of students who typically enroll in the ITT Technical Institutes would not be eligible for Title IV Program funds, the ED’s restriction on the ITT Technical Institutes enrolling or beginning classes for any new students who may receive Title IV Program funds effectively precludes ITT Technical Institutes from enrolling any new students.  As a result, the Company currently is not enrolling new students at any ITT Technical Institute for the academic quarter that begins on September 12, 2016.  Additionally, the Company has received notices from several states as a result of the ED Letter, further prohibiting it from enrolling new students for the academic quarter that begins on September 12, 2016, but as the Company has already suspended enrolling new students, those notices have not had any additional impact on the Company’s operations.

Except for the historical information contained herein, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the failure of the company to fund the additional surety required by the ED; the failure of the company to be able to comply with the other requirements of the ED letter; the failure of the company to provide the letter of credit required by the Sureties; the cancellation of the Surety Bonds; the failure of the company to show cause to ACICS’ satisfaction that the company’s institutions’ grants of accreditation should not be withdrawn or conditioned; the impact of adverse actions by the ED; the impact if the ED does not renew its recognition of ACICS; the failure of DWC to show cause to NEASC’s satisfaction that DWC’s grant of accreditation should not be withdrawn or conditioned; the action by the U.S. Securities and Exchange Commission against the company; the failure of the sale and leaseback of certain of the company’s real property to close; the issues or negative determinations related to the restatement of the company’s financial statements; the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the failure of potential settlements to be approved and finalized on the terms proposed or initially agreed to; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2016

ITT Educational Services, Inc.

By:	/s/ Rocco F. Tarasi, III
Name:	Rocco F. Tarasi, III
Title:	Executive Vice President, Chief
Financial Officer